Filed Pursuant to Rule 424(b)(3)
Registration No. 333-259785

PROSPECTUS

17,629,522 Shares of Common Stock

This prospectus covers the offer and resale from time to time of up to 17,629,522 shares (the “Shares”) of common stock, par value $0.0001 per share, of Aadi Bioscience, Inc. (formerly known as Aerpio Pharmaceuticals, Inc. (“Aerpio”)), a Delaware corporation (the “Company”), by the selling stockholders identified in this prospectus, including their transferees, pledgees or donees or their respective successors. The Shares offered by the selling stockholders consist of: (i) 5,776,660 shares that were privately issued pursuant to an Agreement and Plan of Merger, dated May 16, 2021 (the “Merger Agreement”), by and among the Company, Aspen Merger Subsidiary, Inc. (“Merger Sub”), and Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc. (“Private Aadi”)), pursuant to which Merger Sub merged with and into Private Aadi, with Private Aadi surviving as a wholly-owned subsidiary of the Company (the “Merger”), and (ii) 11,852,862 shares that were sold and issued to certain of the selling stockholders in a private placement pursuant to a Subscription Agreement, dated May 16, 2021, which closed on August 26, 2021 (the “PIPE Financing”). As a result of the Merger, the outstanding shares of common stock of Private Aadi were converted into the right to receive shares of our common stock on the terms set forth in the Merger Agreement. For accounting purposes, Private Aadi is considered to have acquired Aerpio in the Merger.

The selling stockholders identified in this prospectus may offer the shares of common stock pursuant to this prospectus from time to time through public or private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 16. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 10.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. The selling stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares.

You should carefully read this prospectus and any amendments or supplements accompanying this prospectus, together with any documents incorporated by reference herein or therein, before you make your investment decision.

The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their common shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

We are a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we have elected to rely on certain reduced public company disclosure requirements. We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See “Implications of Being a Smaller Reporting Company and an Emerging Growth Company.”

Our common stock is listed on The Nasdaq Capital Market under the symbol “AADI.” On October 1, 2021, the last reported sale price of our common stock was $29.00 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2021

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus. We and the selling stockholders have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

This prospectus contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before investing in our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including the information contained under the heading “Risk Factors,” and all other information included or incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety before you invest in our securities.

Unless otherwise stated, all references in this prospectus to “we,” “us,” “our,” “Aadi,” the “Company” and similar designations refer to Aadi Bioscience, Inc.., together with its consolidated subsidiaries.

Company Overview

We are a clinical-stage biopharmaceutical company developing precision therapies for genetically-defined cancers with alterations in mTOR pathway genes. Our lead drug candidate, ABI-009 (FYARROTM, nab-sirolimus), is a form of sirolimus bound to albumin. Sirolimus is a potent inhibitor of the mTOR biological pathway, the activation of which pathway can promote tumor growth, and inhibits downstream signaling from mTOR. We are evaluating ABI-009 in cancers with known mTOR pathway activation, including tumor agnostic indications targeting specific genomic alterations that activate the mTOR pathway.

In May 2021, we completed the filing of a rolling new drug application (“NDA”) for ABI-009 to the U.S. Food and Drug Administration (the “FDA”), for approval to treat patients with advanced malignant perivascular epithelioid cell tumors (“PEComa”), and the FDA accepted the NDA in July 2021 and granted us Priority Review designation with a Prescription Drug User Fee Act (“PDUFA”) target action date of November 26, 2021. Our NDA is based on results from our Phase 2 registrational study AMPECT (Advanced Malignant PEComa Trial), in advanced malignant PEComa for which there are currently no approved therapies in the U.S. and for which there has never been a prior prospective clinical trial. In November 2019, we announced top-line results from the AMPECT study, including that the study achieved its primary endpoint of overall response rate (“ORR”), as determined by blinded independent central radiologic review using modified Response Evaluation Criteria in Solid Tumors, RECIST v1.1.

We are actively engaged in commercial preparations to support the planned U.S. launch of ABI-009 for the treatment of patients with advanced malignant PEComa, if approved. We intend to build a specialist sales force to target physicians in the United States who treat advanced malignant PEComa.

In addition to advanced malignant PEComa, based on data from the completed AMPECT trial and our ongoing expanded access program, we are planning a registrational Phase 2 study (“PRECISION 1”) of ABI-009 in tumor-agnostic Tuberous Sclerosis Complex 1 and 2 (TSC1 & TSC2) alterations. We have completed a Type B meeting with the FDA in which Aadi discussed the initial trial design with the FDA. Aadi plans to initiate the PRECISION 1 trial by the end of 2021.

We have an exclusive license with Abraxis BioScience, LLC, a wholly owned subsidiary of Bristol-Myers Squibb Company, under which we obtained exclusive rights to develop, manufacture, and commercialize ABI-009, provided that we have granted to EOC Pharma (Hong Kong) Limited exclusive rights to develop and commercialize ABI-009 for the Greater China region.

Company Information

We were originally incorporated in the State of Delaware in November 2007 under the name “Zeta Acquisition Corp. II.” Prior to the merger with Aerpio Pharmaceuticals, Inc., Zeta Acquisition Corp. II was a “shell” company registered under the Exchange Act with no specific business plan or purpose until it began operating the business of Aerpio through the merger on March 15, 2017 (the “Aerpio Merger”). On August 26, 2021, we effected a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into Aadi Subsidiary, Inc. (formerly Aadi Bioscience, Inc.) (“Private Aadi”), with Private Aadi surviving as a wholly owned subsidiary of ours. On August 26, 2021, we changed our name from Aerpio Pharmaceuticals, Inc. to Aadi Bioscience, Inc.

Our principal executive offices are located at 17383 Sunset Blvd., Suite A250, Pacific Palisades, CA 90272 and our telephone number is (424) 473-8055. Our corporate website address is www.aadibio.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this filing. You should not rely on any such information in making your decision whether to purchase Aadi common stock. We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Merger Transaction and Reverse Stock Split

On August 26, 2021, we completed our previously announced merger transaction with Private Aadi in accordance with the terms of the Agreement and Plan of Merger, dated as of May 16, 2021 (the “Merger Agreement”), by and among us, a wholly-owned subsidiary of ours (“Merger Sub”), and Private Aadi. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Private Aadi with Private Aadi surviving as our wholly-owned subsidiary (the “Merger”).

On August 26, 2021, in connection with, and prior to the completion of, the Merger, we effected a 1-for-15 reverse stock split of our common stock (the “Reverse Stock Split”). Under the terms of the Merger Agreement, we issued common stock to holders of Private Aadi capital stock at an exchange ratio of 0.3172, after giving effect to the Reverse Stock Split, for each share of Private Aadi capital stock outstanding immediately prior to the Merger. Immediately after the completion of the Merger, Private Aadi changed its name from “Aadi Bioscience, Inc.” to “Aadi Subsidiary, Inc.” and we changed our name from “Aerpio Pharmaceuticals, Inc.” to “Aadi Bioscience, Inc.” In connection with the closing of the Merger, our stock began trading on the Nasdaq Capital Market under the symbol “AADI” on August 27, 2021. Private Aadi was determined to be the accounting acquirer, our historical financials will be those of Private Aadi and the business conducted by Private Aadi became the business conducted by us. Our global headquarters are located at 17383 Sunset Boulevard, Suite A250, Pacific Palisades, California 90272.

Pursuant to the Merger Agreement, we agreed to file, no later than 30 days after the closing of the Merger, a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the shares of common stock acquired by the holders of capital stock of Private Aadi, in connection with the Merger, and to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable.

The description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which has been filed as an exhibit to our Current Report on Form 8-K, filed on May 17, 2021. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The representations, warranties and covenants made by us in such agreement were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs

PIPE Financing and Subscription Agreement

On May 16, 2021, we entered into a subscription agreement ( “Subscription Agreement”) with certain of the selling stockholders named in this prospectus (the “PIPE Investors”), pursuant to which we sold shares of our common stock concurrently with the closing of the Merger. At the closing of the PIPE Financing, we entered into a Registration Rights Agreement, dated August 26, 2021 (“Registration Rights Agreement”), with the selling stockholders named in this prospectus.

At the closing of the PIPE Financing, on August 26, 2021 we sold and issued to the selling stockholders 11,852,862 shares of our common stock at a purchase price of $13.077 per share. The total purchase price paid by the selling stockholders in the closing was approximately $155.0 million.

The shares of common stock issued to the PIPE Investors were not initially registered under the Securities Act or any state securities laws. We have relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D of the Securities Act. In connection with their execution of the Subscription Agreement, each of the PIPE Investors represented to us that such PIPE Investor is an “accredited investor” as defined in Regulation D of the Securities Act and that the shares of common stock purchased by such PIPE Investor were being acquired solely for its own account and for investment purposes and not with a view to its future sale or distribution.

On August 26, 2021, in connection with the PIPE Financing, we entered into a Registration Rights Agreement with the PIPE Investors (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, we agreed to prepare and file, within 30 days after the closing, one or more registration statements with the SEC to register for resale the shares of our common stock issued under the Subscription Agreement, and to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable.

The description of the Subscription Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the Subscription Agreement, which has been filed as an exhibit to our Current Report on Form 8-K, filed on May 17, 2021, and the Registration Rights Agreement, which has been filed as an exhibit to our Current Report on Form 8-K, filed on August 27, 2021. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The representations, warranties and covenants made by us in such agreements were made solely for the benefit of the parties to such agreements, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Implications of Being a Smaller Reporting Company and an Emerging Growth Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250.0 million and annual revenues in excess of $100.0 million, or a non-affiliate public float in excess of $700.0 million, each as determined on an annual basis. A smaller reporting company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) as well as a “smaller reporting company.” We will remain an emerging growth company until the earliest to occur of (1) the last day of the fiscal year in which we have $1.07 billion or more in annual revenue; (2) the date we qualify as a “large accelerated filer,” with at least $700.0 million of equity securities held by non-affiliates; (3) the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or (4) December 31, 2022.

THE OFFERING

Common stock offered by selling stockholders	Up to 17,629,522 shares consisting of (i) 5,776,660 shares that were privately issued pursuant to the Merger Agreement, upon closing of the Merger, and (ii) 11,852,862 shares that were sold and issued to certain selling stockholders in the PIPE Financing.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Risk factors	You should read the “Risk Factors” section included in, and the risk factors incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“AADI”

The selling stockholders named in this prospectus may offer and sell up to 17,629,522 shares of our common stock. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and resale, we are referring to the shares of common stock issued to the selling stockholders in the Merger and the PIPE Financing, respectively, as described above. When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the risks and uncertainties discussed under “Special Note Regarding Forward-Looking Statements,” you should carefully consider the risks described below, and the risk factors set forth under “Risk Factors” in our definitive proxy statement on Schedule 14A filed July 8, 2021, which is incorporated by reference in this prospectus, together with all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties we describe in the documents incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial could materially adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

Risks Related to this Offering

The number of shares being registered for sale is significant in relation to the number of outstanding shares of our Common Stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. Upon registration of the shares of common stock offered hereunder, 10,288,569 shares of the common stock registered hereunder may be resold in the public market immediately without restriction. The remaining 7,340,953 shares of the common stock registered hereunder are currently restricted as a result of lock-up agreements but will be freely tradeable 180 days after August 26, 2021, the closing date of the Merger. These shares represent a large number of shares of our common stock, and if sold in the market all at once or at about the same time, could depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement or free writing prospectus and our SEC filings that are incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and such statements are subject to the “safe harbor” created by those sections. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of our management, as well as assumptions made by, and information currently available to management. No forward-looking statement can be guaranteed, and our actual results could differ materially from those projected or discussed in our forward-looking statements for many reasons, including those risks. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Such factors may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

our ability to obtain and maintain regulatory approval for ABI-009 in advanced malignant PEComa or any other product candidates we may develop in the future, and any related restrictions, limitations or warnings in the label of an approved product candidate;

•	the timing, scope or likelihood of regulatory filings and approvals;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	the pricing and reimbursement of our product candidates, if approved;

•	the rate and degree of market acceptance of our product candidates, if approved;

•

the timing, progress and results of preclinical studies and clinical trials for our programs and product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available and our research and development programs;

•	our ability to recruit and enroll suitable patients in our clinical trials;

•	the potential attributes and benefits of our product candidates;

•	our ability to develop and advance product candidates into, and successfully complete, clinical studies;

•	the implementation of our business model and our strategic plans for our business, product candidates, technology and our discovery engine;

•	our ability to establish or maintain collaborations or strategic relationships or obtain additional funding;

•	our ability to contract with and rely on third parties to assist in conducting our clinical trials and manufacturing our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets, either alone or in partnership with others;

•	our ability to obtain funding for our operations, including funding necessary to complete further development, approval and, if approved, commercialization of our product candidates;

•	the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements;

•	the potential for our business development efforts to maximize the potential value of our portfolio;

•	our ability to compete with other companies currently marketing or engaged in the development of treatments for the indications that we are pursuing for our product candidates

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates

•	our financial performance;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about the business and future financial results of the pharmaceutical industry, and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents we have filed with the SEC.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by us from time to time with the SEC. See “Where You Can Find Additional Information” beginning on page 18 of this prospectus.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders. The selling stockholders will receive all of the proceeds from this offering.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition of up to 17,629,522 shares of our common stock by the selling stockholders named below, and their donees, pledgees, transferees or other successor-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, (the “selling stockholders”). These shares consist of (i) 5,776,660 shares of common stock issued to certain of the selling stockholders pursuant to the Merger Agreement and (ii) 11,852,862 shares of common stock that were issued to certain selling stockholders in the PIPE Financing. See “Prospectus Summary—Merger Transaction and Reverse Stock Split” and “Prospectus Summary-PIPE Financing and Subscription Agreement.”

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholders as of September 22, 2021. The information in the table below with respect to the selling stockholders has been obtained from the respective selling stockholders. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution” as may be supplemented and amended from time to time. We do not know how long the selling stockholders will hold the shares before selling them, and except as set forth below under “Relationship with Selling Stockholders,” we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of the shares.

The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our common stock beneficially held by such selling stockholder as of September 22, 2021, (ii) the number of shares of our common stock that may be offered under this prospectus, and (iii) the number and percentage of our common stock beneficially owned by the selling stockholders assuming all of the shares of our common stock registered hereunder are sold. The table below and footnotes assume that the selling stockholders will sell all of the shares listed. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of any sales. We do not know how long the selling stockholders will hold the shares before selling them. The percentages of shares owned after the offering are based on 20,869,341 shares of common stock outstanding as of September 22, 2021, which includes the outstanding shares of common stock offered by this prospectus.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After Offering (2)
Name of Selling Stockholder	Number	Offered	Number	Percentage
Avoro Life Sciences Fund LLC (3)	1,829,402	1,529,402	300,000	*
Avoro Ventures Fund L.P. (4)	382,350	382,350	—	—
Acuta Capital Fund, LP (5)	1,284,698	1,284,698	—	—
Acuta Opportunity Fund, LP (5)	244,704	244,704	—	—
KVP Capital Special Situations, LLC (6)	504,702	504,702	—	—
KVP Capital, LP (6)	259,997	259,997	—	—
Venrock Healthcare Capital Partners II, L.P. (7)	246,692	246,692	—	—
VHCP Co-Investment Holdings II, LLC (7)	100,023	100,023	—	—
Venrock Healthcare Capital Partners III, L.P. (7)	533,456	533,456	—	—
VHCP Co-Investment Holdings III, LLC (7)	53,376	53,376	—	—
Venrock Healthcare Capital Partners EG, L.P. (7)	595,855	595,855	—	—
Biotechnology Value Fund, L.P. (8)	607,164	607,164	—	—
Biotechnology Value Fund II, L.P. (8)	449,830	449,830	—	—
Biotechnology Value Trading Fund OS LP (8)	69,780	69,780	—	—
MSI BVF SPV LLC (8)	20,278	20,278	—	—
Vivo Opportunity Fund, L.P. (9)	841,171	841,171	—	—
Vivo Panda Fund, L.P. (10)	586,042	586,042	—	—
RTW Master Fund, Ltd. (11)	486,626	486,626	—	—
RTW Innovation Master Fund, Ltd. (11)	228,273	228,273	—	—
RTW Venture Fund Limited (11)	49,802	49,802	—	—
Rock Springs Capital Master Fund LP (12)	726,466	726,466	—	—
Four Pines Master Fund LP (12)	38,235	38,235	—	—
Alta Bioequities, L.P. (13)	764,701	764,701	—	—
Acorn Bioventures, L.P. (14)	573,526	573,526	—	—
T. Rowe Price Health Sciences Fund, Inc. (15)	405,655	405,655	—	—
TD Mutual Funds—TD Health Sciences Fund (15)	34,783	34,783	—	—
T. Rowe Price Health Sciences Portfolio (15)	18,382	18,382	—	—
GT Biotech Fund, LP (16)	382,350	382,350	—	—
David Barrett	229,410	229,410	—	—
Serrado Opportunity Fund LLC (17)	76,470	76,470	—	—
Joshua H. Bilenker 2013 Revocable Trust (18)	38,235	38,235	—	—
3B Future Health Fund S.A. SICAR (19)	416,823	416,823	—	—
Anishka Irrevocable 2016 Trust dated October 19, 2016 (20)	639,698	639,698	—	—
Celgene Corporation (21)	400,673	400,673	—	—
Mitchall G. Clark Revocable Living Trust Dated January 5, 2011 (22)	52,867	52,867	—	—
Decheng Capital China Life Sciences USD Fund II, L.P. (23)	526,329	526,329	—	—
Esther van den Boom	15,860	15,860	—	—
Hermeda Industrial Co., Limited (24)	927,485	927,485	—	—
IdB Holding Spa (25)	75,551	75,551	—	—
Montagner Zembrzuski Investments Pty Ltd. (26)	52,866	52,866	—	—
Neil Prafulla Desai, Trustee of the Anishka Family Trust (27)	1,919,093	1,919,093	—	—

	Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After Offering (2)
Name of Selling Stockholder	Number	Offered	Number	Percentage
Richard J. Riordan Trust dated December 29, 2011 (28)	52,866	52,866	—	—
Sant. P Chawla and Kusum Chawla (29)	68,961	53,101	15,860	*
Specialised Therapeutics Australia Pty Ltd. (30)	30,597	30,597	—	—
Star Summit Ventures Limited (31)	92,745	92,745	—	—
WS Investment Company, LLC (2014A) (32)	4,758	4,758	—	—
WS Investment Company, LLC (2019A) (32)	5,776	5,776	—	—

*	Less than 1%
(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that a selling stockholder may offer and sell from time to time under this prospectus.

(2)

We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consists of (i) 1,529,402 shares of common stock purchased in connection with the PIPE Financing and (ii) based on information contained in a Schedule 13D/A filed by Avoro Capital Advisors LLC (“Avoro”) on August 30, 2021, 300,000 shares of common stock held by Avoro Life Sciences Fund LLC. According to the Schedule 13D/A filed by Avoro, Avoro is the investment advisor for Avoro Life Sciences Fund LLC. Behzad Aghazadeh, a director of Aadi, serves as the portfolio manager and controlling person of Avoro and may be deemed to have investment discretion and voting power over the shares held by Avoro.

(4)

Avoro Ventures Fund L.P. is an investment fund managed by Avoro Ventures LLC. Dr. Aghazadeh, a director of Aadi, serves as the portfolio manager and controlling person of Avoro Ventures LLC and may be deemed to have investment discretion and voting power over the shares held by Avoro Ventures Fund L.P.

(5)

Acuta Capital Partners, LLC is the investment advisor and general partner of Acuta Capital Fund, LP and Acuta Opportunity Fund, L.P. Anupam Dalal, M.D., a director of Aadi, is the Managing Member of Acuta Capital Partners, LLC. Dr. Dalal has voting and investment authority over all of the shares held by Acuta Capital Fund, LP and Acuta Opportunity Fund, LP. Each of Acuta Capital Partners, LLC and Dr. Dalal disclaims beneficial ownership of the shares of common stock held by Acuta Capital Fund, LP and Acuta Opportunity Fund, L.P. except to the extent of their pecuniary interest therein.

(6)

Caley Castelein, M.D., the chair of our board of directors, and Andrew Jensen are the Managing Members of KVP Capital GP, LLC, which is the general partner of KVP Capital, LP. Voting and dispositive decisions with respect to shares held by KVP Capital, LP are made by Dr. Castelein and Mr. Jensen. Mr. Jensen and Sandeep Kulkarni are the controlling individuals of Kearny Venture Associates IV, LLC, which is the managing member of KVP Capital Special Situations, LLC. Voting and dispositive decisions with respect to shares held by KVP Capital Special Situation, LLC.

(7)

VHCP Management II, LLC (“VHCPM II”) is the sole general partner of Venrock Healthcare Capital Partners II, L.P. (“VHCP II”) and the sole manager of VHCP Co-Investment Holdings II, LLC (“VHCP II Co”). VHCP Management III, LLC (“VHCPM III”) is the sole general partner of Venrock Healthcare Capital Partners III, L.P. (“VHCP III”) and the sole manager of VHCP Co-Investment Holdings III, LLC (“VHCP III Co”). VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”). Dr. Bong Koh and Nimish Shah are the voting members of VHCPM II, VHCPM III and VHCPM EG. Dr. Koh, Mr. Shah, VHCPM II, VHCPM III and VHCPM EG disclaim beneficial ownership over all shares held by VHCP II, VHCP III, VHCP II Co, VHCP III Co, and VHCP EG, except to the extent of their respective indirect pecuniary interests therein.
(8)

BVF I GP LLC, as the general partner of Biotechnology Value Fund, L.P. (“BVF”), may be deemed to beneficially own the securities owned by BVF. BVF II GP LLC, as the general partner of Biotechnology Value Fund II, L.P. (“BVF II”), may be deemed to beneficially own the securities owned by BVF II. BVF GP Holdings LLC, as the sole member of BVF I GP LLC and BVF II GP LLC, may be deemed to beneficially own the securities owned directly by BVF and BVF II. BVF Partners OS Ltd., as the general partner of Biotechnology Value Trading Fund OS LP (“BVFOS”), may be deemed to beneficially own the securities owned by BVFOS. BVF Partners L.P., as the investment manager of BVF, BVF II, BVFOS, and MSI BVF SPV LLC (the “BVF Investment Entities”) may be deemed to beneficially own the shares held by the BVF Investment Entities. BVF Inc. is the general partner of BVF Partners LP. Mark Lampert, as president of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF, Inc.

(9)

Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. and may be deemed to have voting and investment power over the securities held by Vivo Opportunity Fund, L.P. The voting members of Vivo Opportunity, LLC are Gaurav Aggarwal, Frank Kung, Hongbo Lu, Michael Chang, and Kevin Dai, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares.

(10)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to Offering” consists of (i) 76,470 shares of common stock purchased in connection with the PIPE Financing and (ii) 509,572 shares of common stock received in connection with the Merger. Vivo Panda, LLC is the general partner of Vivo Panda Fund, L.P. Mahendra Shah, Michael Chang and Frank Kung are the managing members of Vivo Panda, LLC and may be deemed to share voting and investment power with respect to the shares. None of such voting members has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Mr. Shah was a member of the board of directors of Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc.) prior to the consummation of the Merger.

(11)

RTW Investments, LP is the investment manager of RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., and RTW Venture Fund Limited (together, the “RTW Funds”). Roderick Wong, M.D., is the managing partner and chief investment officer of RTW Investments, LP. and as such has sole voting and investment control over such shares. Dr. Wong disclaims beneficial ownership of the reported securities held by the RTW Funds, except to the extent of any pecuniary interest therein.

(12)

Kris Jenner, Mark Bussard and Graham McPhail, as principals of Rock Springs Capital Management LP, jointly exercise voting and investment power with respect to the shares held by Four Pines Master Fund LP and Rock Springs Capital Master Fund LP. Each of Messrs. Jenner, Bussard and McPhail disclaims any beneficial ownership of the shares held by Four Pines Master Fund LP and Rock Springs Capital Master Fund LP.

(13)

Alta Bioequities Management, LLC (“ABM”) is the general partner of Alta Bioequities, L.P. (“Alta Bioequities”) Daniel Janney is the Managing Director of ABM and has voting and investment power over the shares of common stock owned by Alta Bioequities.

(14)

Acorn Capital Advisors, GP, LLC (“Acorn GP”) is the sole general partner of Acorn Bioventures, L.P. (“Acorn”). Anders Hove and Isaac Manke are the managers of Acorn GP and may be deemed to have voting and dispositive power over the shares held by Acorn.

(15)

T. Rowe Price Associates, Inc. (“T. Rowe Price”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by T. Rowe Price Health Sciences Fund, Inc., TD Mutual Funds – TD Health Sciences Fund, and T. Rowe Price Health Sciences Portfolio (collectively, the “T. Rowe Funds”). T. Rowe Price may be deemed to be the beneficial owner of all the shares held by the T. Rowe Funds. T. Rowe Price expressly disclaims beneficial ownership of such securities. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer, is a subsidiary of T. Rowe Price, the investment adviser to the T. Rowe Funds. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price mutual fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. T. Rowe

Price is the wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(16)

Gerber/Taylor Management LLC (“Gerber/Taylor”) is the general partner of GT Biotech Fund, LP (“GT Biotech”). Charles C. Gerber is the Chief Executive Officer of Gerber/Taylor. Charles C. Gerber has voting and investment power with respect to the securities held by GT Biotech. Charles C. Gerber disclaims beneficial ownership over the shares of common stock held by GT Biotech except to the extent of his pecuniary interest therein.

(17)

Serrado Capital LLC (“Serrado Capital”), is the investment manager of Serrado Opportunity Fund LLC. Stewart J. Hen is the managing member of Serrado Capital. Serrado Capital and Mr. Hen exercise voting and investment power with respect to the securities held by Serrado Opportunity Fund LLC. Each of Serrado Capital and Mr. Hen disclaims beneficial ownership over the shares of common stock held by Serrado Opportunity Fund LLC except to the extent of its or his pecuniary interest therein.

(18)

Joshua H. Bilenker is a trustee of the Joshua H. Bilenker 2013 Revocable Trust (the “Bilenker Trust”) and as such has voting and investment control over the shares held by the Bilenker Trust. Mr. Bilenker disclaims beneficial ownership over the shares of common stock held by the Bilenker Trust, except to the extent of his pecuniary interest therein.

(19)

3B Future Health Fund S.A. SICAR (“3B”) is a Luxembourg regulated investment fund. Riccardo Braglia has voting and investment control over the shares held by 3B. Riccardo Braglia disclaims beneficial ownership over the shares of common stock held by 3B except to the extent of his pecuniary interest therein.

(20)

Neil Desai, Ph.D., the Company’s President, Chief Executive Officer and member of the board of directors, is a trustee of the Anishka Irrevocable 2016 Trust dated October 19, 2016 (the “Anishka Irrevocable Trust”). Dr. Desai, has voting and investment control over the shares held by the Anishka Irrevocable Trust. Dr. Desai, disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, beneficial ownership of the securities held in the Anishka Irrevocable Trust, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that Dr. Desai is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.

(21)	Celgene Corporation is a subsidiary of Bristol-Myers Squibb Company, a publicly traded corporation listed on the New York Stock Exchange.
(22)

Mitchall G. Clark is a trustee of the Mitchall G. Clark Revocable Living Trust dated January 5, 2011 (the “Clark Trust”) and as such has voting and investment control over the shares held by the Clark Trust. Mr. Clark disclaims beneficial ownership over the shares of common stock held by the Clark Trust, except to the extent of his pecuniary interest therein.

(23)	Xiangmin Cui, the Managing Director of Decheng Capital China Life Sciences USD Fund II, L.P. (“Decheng”), has voting and investment power over the shares held by Decheng.
(24)

Zhenyu Xiao, Ph.D. is the managing director of Hermeda Industrial Co., Limited (“Hermeda”) and has sole voting and investment power over the shares held by Hermeda. Mr. Xiao disclaims beneficial ownership over the shares of common stock held by Hermeda, except to the extent of his pecuniary interest therein. Mr. Xiao was a member of the board of directors of Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc.) prior to the consummation of the Merger.

(25)	Luigi Della Beffa has voting and investment power over the shares held by IdB Holding Spa (“IDB”).
(26)

Carlo Montagner has voting and investment power over the shares held by Montagner Zembrzuski Investments Pty Ltd. (“Montagner Investments”). Mr. Montagner was a member of the board of directors of Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc.) prior to the consummation of the Merger.

(27)

Dr. Desai, the Company’s President, Chief Executive Officer and member of the board of directors, is a trustee of the Anishka Family Trust (the “Anishka Family Trust”). Dr. Desai, has voting and investment control over the shares held by the Anishka Family Trust. Dr. Desai, disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, beneficial ownership of the securities held by the Anishka Family Trust, except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that Dr. Desai is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.

(28)

Richard J. Riordan is a trustee of the Richard J. Riordan Trust dated December 29, 2011 (the “Riordan Trust”) and as such has voting and investment control over the shares held by the Riordan Trust. Mr. Riordan disclaims beneficial ownership over the shares of common stock held by the Riordan Trust, except to the extent of his pecuniary interest therein.

(29)

Consists of (i) 53,101 shares of common stock received in connection with the Merger and (ii) options to purchase 15,860 shares of common stock, all of which have fully vested, that were assumed by the Company in connection with the Merger.

(30)

Carlo Montagner has voting and investment power over the shares held by Specialised Therapeutics Australia Pty Ltd. (“Specialised Therapeutics”). Mr. Montagner was a member of the board of directors of Aadi Subsidiary, Inc. (formerly known as Aadi Bioscience, Inc.) prior to the consummation of the Merger.

(31)

Star Summit Ventures Limited (“Star Summit”) is a wholly-owned subsidiary of Virtus Inspire Ventures LP (“VIVLP”). VIVLP is a wholly-owned subsidiary of Virtus Inspire Capital Limited (“VIC”). Li Haixiang owns and controls VIC and as such may be deemed to have investment discretion and voting power over the shares held by Star Summit.

(32)

WS Investment Management Company, a California corporation (“WSIMCo.”) is the Manager of WS Investment Company, LLC (“WS”) and has sole voting and dispositive power with respect to the shares held by WS. The managing members of WSIMCo. are Mario Rosati, Robert Latta, Donald Bradley and James Terranova. By virtue of these relationships, the managing members may be deemed to have voting and investment power over the shares held by WS.

Relationship with Selling Stockholders

As discussed in greater detail above under the section “Prospectus Summary—Merger Transaction and Reverse Stock Split” and “Prospectus Summary—PIPE Financing and Subscription Agreement,” on May 16, 2021, we entered into (i) the Merger Agreement pursuant to which we issued shares to certain of the selling stockholders in exchange for Private Aadi capital stock and (ii) the Subscription Agreement with certain of the selling stockholders pursuant to which we sold shares of common stock to such selling stockholders, and agreed with the selling stockholders to file a registration statement to enable the resale of the shares of common stock covered by this prospectus.

Other than Neil Desai, Ph.D., who is a member of our board of directors and the President and Chief Executive Officer of the Company, Anupam Dalal, M.D., who is a member of our board of directors and the Chief Investment Officer of Acuta Capital Partners, LLC, and Caley Castelein, M.D., who is the chair of our board of directors and is a Managing Director of KVP Capital GP, LLC, which is the general partner of KVP Capital, LP., none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities. Drs. Desai, Castelein and Dalal have each entered into lock-up agreements prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 180 days after the closing of the Merger may not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such person in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock (other than such rights set forth in the Merger Agreement).

Plan of Distribution

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements of the Securities Act.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) (B) the date that all the shares covered by this prospectus cease to be “Registrable Securities” (as defined in the Registration Rights Agreement). Shares will cease to be Registrable Securities under the Registration Rights Agreement upon the earlies to occur of the following: (a) the sale by any person of such shares of common stock either pursuant to a registration statement under the Securities Act or under Rule 144 or 145 (or any similar provision then in effect) (in which case, only such common stock, as applicable, sold shall cease to be Registrable Securities), (b) such shares of common stock shall have been otherwise transferred, new certificates for such shares not bearing a legend restricting further transfer shall have been delivered by Company and subsequent public distribution of such shares shall not require registration under the Securities Act, or (c) such shares of common stock cease to be outstanding.

LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus is being passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Certain members of, and investment partnerships comprised of members of, and person associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly own less than 0.1% of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements of Aerpio Pharmaceuticals, Inc. incorporated by reference in Aerpio Pharmaceutical Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited financial statements of Aadi Bioscience, Inc as of December 31, 2020 and 2019, and for the years then ended incorporated by reference in the prospectus and in the registration statement have been incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, through our investor relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, statements of changes in beneficial ownership of securities and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The address for our website is http://www.aadibio.com. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 11, 2021;

•	our definitive proxy statement on Schedule 14A filed July 8, 2021 in connection our special meeting of stockholders;

•	our Current Reports on Form 8-K and 8-K/A filed with the SEC on August 18, 2021, August 23, 2021, August 27, 2021, September 3, 2021, September 13, 2021, September 20, 2021 and September 24, 2021;

•	our Quarterly Reports on Form 10-Q filed with the SEC on May 17, 2021 and August 11, 2021; and

•	the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on March 16, 2020, including any amendment or report updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any current report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. You may also access this information on our website at https://www.aadibio.com by viewing the “SEC Filings” subsection of the “Investors & News” menu. No additional information on our website is deemed to be part of or incorporated by reference into this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Aadi Bioscience, Inc.

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

(424) 473-8055

17,629,522 Shares of Common Stock

PROSPECTUS

October 1, 2021